UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101) SCHEDULE 14A INFORMATION INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to 240.14a-12

US ECOLOGY, INC. (Exact name of registrant as specified in its charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1.	What was announced? Why is this good for US Ecology?
•	We announced that we have entered into a definitive agreement to become part of the Republic Services family as part of its environmental solutions business.
•	Republic will acquire all shares of US Ecology for $48.00 in cash, which represents a significant premium of approximately 79% to US Ecology’s unaffected price on February 7, 2022, the last trading day prior to market rumors regarding a potential transaction.
•	We are very pleased to be joining with Republic as we believe this is a natural next step for US Ecology.
•	The combination will provide our customers a comprehensive suite of multi-disciplinary services, accelerate our growth and create new opportunities for our team.
•	We strongly believe that this combination is in the best interests of all of our stakeholders and the clearest path forward to advance our mission to provide safe and compliant solutions to protect human health and the environment.

2.	What does this mean for me?
•	Until the transaction closes, we will continue to operate as an independent company and provide our customers with the leading environmental services rooted in safety and compliance that they have come to expect.
•	Today is just the first day in the integration planning process of uniting US Ecology and Republic.
•	There are many details to work out over the coming months.
•	The most important thing you can do is remain focused on your day-to-day responsibilities.
•	Please keep in mind that until the transaction closes, you should not be contacting anyone at Republic about this acquisition, unless they are part of the integration planning team.

3.	Who is Republic Services?
•	Headquartered in Phoenix, Arizona, Republic is one of the country’s largest providers of environmental services, including recycling, solid waste collection and waste disposal services.
•	Republic has a rich history of leadership, dependability, and partnership for a more sustainable world – all qualities we value at US Ecology.
•	If you would like to know more about Republic, I encourage you to visit their website at https://www.republicservices.com/.

4.	Why is Republic Services acquiring US Ecology?
•	This transaction enables Republic to become a single source partner for customers’ traditional and specialty waste and recycling needs, increases its national footprint and adds critical infrastructure to its growing business. It will help Republic advance its key initiatives of customer zeal, sustainability and digital transformation.
•	Republic also sees our team as a key advantage and is one of the many reasons they are excited to combine with us. We have built a great team, recognized by Republic, that they will need to continue running and growing the business.

5.	Will there be layoffs as a result of this transaction?
•	Republic continues to grow its environmental solutions organization and wants the best people, best products and best services in the industry to continue to do so.
•	US Ecology has built a great team and Republic will need quality employees to continue running and growing the business.
•	Once the acquisition is final, Republic will look at driving collaborations and efficiencies as part of the integration planning process, based on input from both Republic Services and US Ecology team members.
•	We will continue to share our plans with employees and other constituents throughout the integration planning process.

6.	How do the cultures of the two companies compare?
•	Republic and US Ecology have highly complementary cultures centered around safety, sustainability and best-in-class customer service. Our shared cultures is one of the many reasons we are excited to join them.
•	Republic has a rich history of leadership, dependability, and partnership for a more sustainable world – all qualities we value at US Ecology.

7.	Will the reporting structures change?
•	Today is just the first day in the integration planning process of uniting US Ecology and Republic and there are many details to work out over the coming months.
•	Until the transaction closes, we will continue to operate as an independent company and we do not expect changes to US Ecology’s reporting structure.

8.	What will happen to my benefits?
•	It is expected that your current benefits will continue for a period of time and then you will become eligible to enroll in the Republic Services benefits program provided that you meet the eligibility requirements. More information about enrolling in Republic’s benefits will be provided to you at the appropriate time.

9.	What benefits does Republic offer to its employees?
•	Republic Services offers a competitive and comprehensive benefits package including medical, dental, vision, 401(k) savings plan, short- and long-term disability coverage, life insurance, an employee stock purchase plan, an employee assistance program, flexible spending accounts, employee discounts, uniforms, boot allowances and safety incentives. You will be provided additional information with specifics related to each benefit.

10.	I own US Ecology stock, what happens to my shares?
•	Under the terms of the agreement, Republic Services is acquiring all outstanding shares of US Ecology stock for $48.00 per share in cash.
•	Upon the closing of the transaction, you will receive $48.00 in cash for each share of US Ecology stock you own, and will no longer own any US Ecology stock.

11.	When will the transaction be completed?
•	Both US Ecology and Republic Services are working expeditiously to complete the transaction, which is subject to customary and regulatory approvals, including by our shareholders.

12.	Can we reach out to Republic employees that we know?
•	While we’re excited to join forces with Republic, until the transaction is completed, we will continue to operate as a separate, independent company and you should not be contacting anyone at Republic about this acquisition, unless they are part of the integration planning team.

13.	How should I handle inquiries from customers or partners regarding this announcement?
•	Customer- and partner-facing employees will be receiving a separate communication with guidance and materials to assist with those interactions.
•	In short, we will be communicating that we are operating as usual and will continue to provide customers with the leading environmental services rooted in safety and compliance that they have come to expect from US Ecology.

14.	How should I handle media and other outside party inquiries I may get about the transaction?
•	Consistent with our company policy, should you receive any inquiries from outside parties, including media, investors or others, please forward them to Dave Crumrine, our Corporate Marketing Director, at Dave.Crumrine@usecology.com.

15.	Where can I find additional information about today’s announcement?
•	You can find additional information on our SharePoint site via Eco Net, found at HYPERLINK.
•	If you have any additional questions, please reach out to your manager or email questions@usecology.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on US Ecology or its business, including the risks that (a) US Ecology’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring US Ecology to pay Republic Services a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on US Ecology and its business, including the risks that as a result (a) US Ecology’s business, operating results or stock price may suffer, (b) US Ecology’s current plans and operations may be disrupted, (c) US Ecology’s ability to retain or recruit key employees may be adversely affected, (d) US Ecology’s business relationships (including, customers and suppliers) may be adversely affected, or (e) US Ecology’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on US Ecology’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against US Ecology and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of US Ecology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated or supplemented by subsequent reports that US Ecology has filed or files with the U.S. Securities and Exchange Commission (“SEC”). Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Republic Services nor US Ecology assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Republic Services and US Ecology. In connection with the proposed transaction, US Ecology plans to file a proxy statement with the SEC. SHAREHOLDERS OF US ECOLOGY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT US ECOLOGY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by US Ecology at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting US Ecology’s Corporate Marketing Director at Dave.Crumrine@usecology.com.

Participants in Solicitation

US Ecology and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding US Ecology’s directors and executive officers is available in its proxy statement filed with the SEC on April 13, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.